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                     SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.   20549




                                   FORM 8-K



                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


              Date of report (Date of earliest event reported):
                              September 7, 2005




                                 Versar Inc.
            (Exact Name of Registrant as Specified in its Charter)



                                   Delaware
                        (State or Other Jurisdiction)

                                    1-9309
                           (Commission File Number)

                                  54-0852979
                      (IRS Employer Identification No.)



             6850 Versar Center, Springfield, Virginia 22151
                 (Address of Principal Executive Offices)



                                (703) 750-3000
            (Registrants Telephone Number,Including Area Code)



                               Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)






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Item 5.02.  Departure of Directors of Principal Officers;
Election of Directors; Appointment of Principal Officers

On September 7, 2005, the Board of Directors of the Company elected Lawrence W. Sinnott as Chief Operating Officer of the Company. He will continue as a Senior Vice President and to serve as the Companys Chief Financial Officer and Treasurer.

The personal and business information on Mr. Sinnott as required by Items 401(b), (d) and (e) of Regulation S-K are unchanged from that provided in Versars Form 10-K for the year ending
June 30, 2004, except that Mr. Sinnott is 43 years old.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, trends, and uncertainties. In particular, statements made in this report that are not historical facts (including but not limited to expectations, estimates, assumptions and projections regarding the industry, business, future operating results, anticipated cash requirements and the anticipated savings from the acceleration of the vesting of certain out-of-the-money options) may be forward-looking statements. Actual results could differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed from time to time in Versars filing with the Securities and Exchange Commission. Many of these risk factors are outside of Versars control, and as such, they involve risks which are not currently known to Versar that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this document are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

The following exhibits are filed with this Report:

Exhibit No. 	Description

99.1  		Copy of press release issued by Versar on
                  September 7, 2005.

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                            SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                        VERSAR, INC.





Date: September 12,2005       By:  /S/

				      ______________________________
	                        James C. Dobbs
      	       	      Senior Vice President & General
            	      	Counsel

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